Exhibit 99.1

Grace News
Media Relations Rich Badmington T +1 410.531.4370 rich.badmington@grace.com	Investor Relations Tania Almond T +1 410.531.4590 tania.almond@grace.com

Grace to Acquire Polyolefin Catalysts Business

Investor Call Tomorrow, Dec. 15, at 8:30 a.m. ET

COLUMBIA, Md., December 14, 2017 – W. R. Grace & Co. (NYSE: GRA) today signed an agreement to acquire the Polyolefin Catalysts business of Albemarle Corporation (NYSE: ALB) for $416 million. The transaction is expected to close in the first quarter of 2018, subject to regulatory approvals and other customary closing conditions.
The Polyolefin Catalysts business is a global leader in proprietary and custom-manufactured single-site catalysts as well as metallocenes and activators. The acquisition also includes a comprehensive series of highly optimized Ziegler-Natta catalysts for polyethylene production.
The acquisition significantly strengthens Grace’s catalysts technology portfolio, commercial relationships, and manufacturing network. Approximately 175 employees will join Grace’s global team. The two manufacturing operations in Baton Rouge, Louisiana and Yeosu, South Korea add important flexibility to the company’s global catalysts manufacturing network, enhancing Grace’s ability to meet customer needs across multiple regions.
“This transaction aligns perfectly with our strategy to expand our leadership position in polyolefin catalysts,” said Grace Chairman and Chief Executive Officer Fred Festa. “I am excited about the opportunities created by adding the talent, advanced technology, and manufacturing capabilities of the business. Both the catalysts and activators product lines are tied to high-growth applications and the manufacturing assets bring important scale and capital synergies.”
Grace expects to finance the transaction with a combination of debt and cash.
A leader in polyolefin catalysts and licensing, Grace has the world’s broadest portfolio of polypropylene and polyethylene catalyst technologies used to produce thermoplastic resins for a variety of applications. A leading innovator and strategic partner to its customers, Grace supplies catalyst solutions for all polyolefin processes, as well as polypropylene process technology and process controls.
Investor Call
Grace will host a conference call with investors tomorrow, December 15, at 8:30 a.m. ET. Participants may access the webcast from the Investors portion of our website, www.grace.com. The call will also be accessible by telephone at +1 844.515.9173 (U.S.) or +1 574.990.9421 (International). The participant passcode is 7569029. Please dial into the call at least 10 minutes early to register.
The replay will be available approximately two hours after the call by dialing +1 855.859.2056 (U.S.) or +1 404.537.3406 (International) and entering the participant passcode 7569029. The replay will be available for one week, and the webcast replay and transcript will be available on the company's website for one year.
About Grace
Built on talent, technology, and trust, Grace is a leading global supplier of catalysts and engineered materials. The company’s two industry-leading business segments—Catalysts Technologies and Materials Technologies—provide innovative products, technologies, and services that enhance the products and processes of our customers around the world. Grace employs approximately 3,700 people in over 30 countries. More information about Grace is available at grace.com.
Forward-Looking Statements
This announcement contains forward-looking statements, that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,”

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“outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities; benefits from new technology and cost reduction initiatives; and markets for securities. For these statements, Grace claims the protections of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Like other businesses, Grace is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to differ materially from those contained in the forward-looking statements include, without limitation: risks related to foreign operations, especially in emerging regions; the cost and availability of raw materials, energy and transportation; the effectiveness of its research and development and growth investments; acquisitions and divestitures of assets and businesses; developments affecting Grace’s outstanding indebtedness; developments affecting Grace's funded and unfunded pension obligations; its legal and environmental proceedings; environmental compliance costs; uncertainties related to Grace’s ability to realize the anticipated benefits of the separation transaction; the inability to establish or maintain certain business relationships and to retain key personnel; natural disasters such as storms and floods; changes in tax laws and regulations; and those additional factors set forth in Grace's most recent Annual Report on Form 10-K, quarterly report on Form 10-Q and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission and are readily available on the Internet at www.sec.gov. Reported results should not be considered as indications of future performance. Readers are cautioned not to place undue reliance on Grace's projections and forward-looking statements, which speak only as of the dates those projections and statements are made. Grace undertakes no obligation to release publicly any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

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